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EXHIBIT 31

                                 CERTIFICATIONS

     I, David L. Stone, certify that:

         1. I have reviewed this amendment no. 1 to Form 10-QSB of Telenetics Corporation; and

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 16, 2004

/s/ DAVID L. STONE
---------------------------------------
David L. Stone, Chief Executive Officer
(principal executive officer)


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     I, David L. Stone, certify that:

         1. I have reviewed this amendment no. 1 to Form 10-QSB of Telenetics Corporation; and

         2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 16, 2004

/s/ DAVID L. STONE
---------------------------------------
David L. Stone, Chief Financial Officer
(principal financial officer)